American Funds Mortgage Fund
February 28, 2018
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$1,242
Class B	$-
Class C	$36
Class T*	$-
Class F-1	$89
Class F-2	$381
Class F-3	$89
Total	$1,837
Class 529-A	$111
Class 529-B	$-
Class 529-C	$9
Class 529-E	$6
Class 529-T*	$-
Class 529-F-1	$47
Class R-1	$7
Class R-2	$7
Class R-2E	$1
Class R-3	$117
Class R-4	$16
Class R-5	$8
Class R-5E*	$-
Class R-6	$27,822
Total	$28,151
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.0580
Class B	$-
Class C	$0.0191
Class T	$0.0701
Class F-1	$0.0571
Class F-2	$0.0717
Class F-3	$0.0768
Class 529-A	$0.0550
Class 529-B	$-
Class 529-C	$0.0166
Class 529-E	$0.0440
Class 529-T	$0.0671
Class 529-F-1	$0.0659
Class R-1	$0.0194
Class R-2	$0.0216
Class R-2E	$0.0417
Class R-3	$0.0411
Class R-4	$0.0586
Class R-5E	$0.0770
Class R-5	$0.0738
Class R-6	$0.0770
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	20,972
Class B	-
Class C	1,731
Class T	1
Class F-1	1,485
Class F-2	5,802
Class F-3	1,197
Total	31,188
Class 529-A	2,116
Class 529-B	-
Class 529-C	443
Class 529-E	149
Class 529-T	1
Class 529-F-1	745
Class R-1	442
Class R-2	326
Class R-2E	10
Class R-3	3,282
Class R-4	398
Class R-5	116
Class R-5E	1
Class R-6	402,132
Total	410,161
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$9.84
Class B	$-
Class C	$9.81
Class T	$9.84
Class F-1	$9.84
Class F-2	$9.84
Class F-3	$9.84
Class 529-A	$9.84
Class 529-B	$-
Class 529-C	$9.79
Class 529-E	$9.84
Class 529-T	$9.84
Class 529-F-1	$9.84
Class R-1	$9.81
Class R-2	$9.79
Class R-2E	$9.83
Class R-3	$9.83
Class R-4	$9.84
Class R-5E	$9.84
Class R-5	$9.84
Class R-6	$9.84
* Amount less than one thousand